Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92326, 333-117148, 333-118728, 333-136845 and 333-152213) and on Form S-3 (Nos. 333-136046, 333-136366, 333-143680 and 333-152188) of TerreStar Corporation (formerly Motient Corporation) and subsidiaries of our reports dated March 12, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Friedman LLP

East Hanover, New Jersey

March 12, 2009